MUTUAL AGREEMENT TO TERMINATE

THIS MUTUAL AGREEMENT TO TERMINATE ("Termination") is effective the 1ST day of April 1997 by and between Flexweight Corporation, a Kansas corporation with principal offices at 2133 East 9400 South, Suite 151 ("Flexweight"), and A-Z Professional Consultants, Inc., a Utah corporation with its principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 ("A-Z").

                                    PREMISES

         WHEREAS, on March 1, 1996, Flexweight and A-Z (hereinafter collectively referred to as the "Parties") executed a Consulting Agreement ("Agreement") pursuant to which Flexweight was to receive financial consulting services for a period of one year (which has since been renewed on a month-to-month basis) from A-Z in exchange for monthly consulting fees;

         WHEREAS, the Parties agreed to mutually terminate the Agreement to the full extent that it is still binding on either party on the 1ST day of April 1997;

         WHEREAS, the Parties have not yet executed a document necessary to evidence the termination of the Agreement and wish this Termination to serve that purpose;

                                    AGREEMENT

1. Termination. The Parties hereby agree that A-Z shall immediately cease providing any and all consulting services or other performance required or implied under the terms of the Agreement and Flexweight shall cease making any payments or providing any other future performance required under the Agreement.

2. Mutual Releases. The Parties agree to hold one another harmless from, cease any and all claims against one another stemming from, and indemnify one another with respect to any and all obligations arising pursuant to or stemming from the termination of the Agreement.

3. Mutual Representations and Warranties of A-Z and Flexweight. The Parties hereby represent, warrant and covenant that each of the following are true and complete as of the date of this Termination:

         A. The execution and performance of this Termination have been duly authorized by all requisite corporate action. This Termination constitutes a valid and binding obligation of the Parties. This Termination will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which either party is subject.

         B. Each party shall execute such other documents and take such other and further action to effect the Termination including effecting corporate action in the form of appropriate resolutions to terminate such Agreement.

         C. Neither party will suffer damages, either direct or indirect, as a result of this Termination.

         D. Each party, in making its decision to execute this Termination relied solely on the advice of its principals, or its financial advisors and not on the advice given by the agents, principals, consultants or employees of the other party.

4.       Miscellaneous.

         A. Entire Agreement. This Termination sets forth the entire agreement between the Parties as of the date of this Termination. No prior written or oral statement or agreement contrary to this Termination shall be recognized or enforced.

         B. Effect of Partial Invalidity. In the event that nay one or more of the provisions contained in this Termination shall for any reason be held to be invalid, illegal or enforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement.

         C. Controlling Law. The validity, interpretation and performance of this Termination shall be governed by the laws of the State of Utah without regard to its law on the conflict of laws. Any dispute arising out of this Termination shall be brought in a court of competent jurisdiction in Salt Lake Count, State of Utah. The Parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Termination.

         D. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's  fees,  court costs or other costs  incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs may be ordered by the court in its decision of any action described in the Paragraph or may be enforced in a separate action brought for determining attorney's fees, court costs or other costs. Should either party be represented by in-house counsel, such party may recover attorney's fees incurred by that in-house counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar backgrounds in that legal community.

         E. Time is of the Essence. Time is of the essence of this Termination and of each and every provision.

         F. Mutual Cooperation. The Parties agree to cooperate with each other to achieve the purpose of this Termination and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the purpose of this Termination.

         G. No Third Party Beneficiary. Nothing in this Termination, expressed or implied is intended to confer upon any person, other than the Parties hereto and their successors, any rights or remedies under or by reason of this Termination.

         H. Facsimile Counterparts. If a party signs this Termination and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon this electronic facsimile as a signed original of this Termination.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement this 26TH day of June 1997.

A-Z                                                     Flexweight
A-Z Professional Consultants, Inc.                      Flexweight Corporation


/s/ Richard Surber                                      /s/ Tammy Gehring
Richard Surber, President                               Tammy Gehring, President